UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 27, 2017

GWG Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36615	26-2222607
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

220 South Sixth Street, Suite 1200, Minneapolis, MN		55402
(Address of principal executive offices)		(Zip Code)

(612) 746-1944

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Effective as of September 27, 2017, GWG DLP Funding IV, LLC, a Delaware limited liability company and an indirect subsidiary of GWG Holdings, Inc., entered into an Amended and Restated Loan and Security Agreement with LNV Corporation, as lender, and CLMG Corp., as the administrative agent on behalf of the lenders under the agreement. The Amended and Restated Loan and Security Agreement makes available a total of up to $300,000,000 in credit to the borrower with a maturity date of September 27, 2029. Interest will accrue on amounts borrowed under the agreement at an annual interest rate, determined as of each date of borrowing, equal to (A) the greater of LIBOR or the federal funds rate (as defined in the agreement) plus one-half of one percent per annum, plus (B) 7.50% per annum.

Under the Amended and Restated Loan and Security Agreement, the borrower has granted the administrative agent, for the benefit of the lenders under the agreement, a security interest in all of the borrower’s assets. As with prior collateral arrangements relating to the senior secured debt of GWG Holdings and its subsidiaries (on a consolidated basis), GWG Holdings’ equity ownership in GWG DLP Funding IV will serve as collateral for the obligations of GWG Holdings under its L Bonds (although the life insurance assets owned by GWG DLP Funding IV will not themselves serve directly as collateral for those obligations).

The Amended and Restated Loan and Security Agreement removed the requirement for the borrower to maintain a reserve account.

In addition, the Amended and Restated Loan and Security Agreement contains certain customary negative covenants restricting the ability of the borrower to directly or indirectly engage in a merger or exchange transaction, sell substantially all of its assets, or permit the amendment of the contracts governing the outstanding debt securities of GWG Holdings and its subsidiaries, without the prior consent of the lender.

The description above is only a summary and is qualified in its entirety by the actual terms of Amended and Restated the Loan and Security Agreement, a copy of which is filed as Exhibit 10.1 to this report and incorporated herein by this reference.

Item 8.01	Other Information.

On September 29, 2017, GWG Holdings issued a press release, a copy of which is attached to this report as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)       Exhibits.

10.1	Amended and Restated Loan and Security Agreement by and among GWG DLP Funding IV, LLC, as borrower, certain lenders, and CMLG Corp., as administrative agent, dated effective as of September 27, 2017

99.1	Press release dated September 29, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GWG Holdings, Inc.

Date: September 29, 2017	By:	/s/ William Acheson
William Acheson Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Amended and Restated Loan and Security Agreement by and among GWG DLP Funding IV, LLC, as borrower, certain lenders, and CMLG Corp., as administrative agent, dated effective as of September 27, 2017

99.1	Press release dated September 29, 2017

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